Exhibit 99.1

Contacts:
John McLaughlin	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
john.mclaughlin@pdl.com	jennifer@cwcomm.org

PDL BioPharma Completes Regular Quarterly Dividend Payment

INCLINE VILLAGE, NV, June 14, 2012 – PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) today announced that it has paid the June 14, 2012, regular quarterly dividend payment of $0.15 per share to all stockholders owning shares of PDL as of June 7, 2012, the record date.

About PDL BioPharma
PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases. Today, PDL is focused on intellectual property asset management, investing in new revenue generating assets and maximizing the value of its patent portfolio and related assets. For more information, please visit www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

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